FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS
THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this “Amendment”) is made as of November 10, 2014, by and between IRA MT. CARMEL, LLC, a Delaware limited liability company (“IRA Mt. Carmel”), IRA MOUNT DORA, LLC, a Delaware limited liability company (“IRA Mt. Dora”), and IRA HOLDINGS II, LLC, a Delaware limited liability company (“IRA Holdings”) (IRA Mt. Carmel, IRA Mt. Dora, and IRA Holdings are hereinafter collectively referred to as “Sellers”) and GAHC3 MOUNT OLYMPIA MOB PORTFOLIO, LLC, a Delaware limited liability company (“Buyer”).
RECITALS
This Amendment is made and entered into on the basis of the following facts and understandings of the parties hereto:
A.    Sellers and Buyer entered into that certain Agreement of Purchase and Sale of Real Property and Escrow Instructions dated as of October 15, 2014 (the “Agreement”), wherein Sellers agreed to sell to Buyer, and Buyer agreed to purchase from Sellers, that certain “Project” more particularly described in the Agreement in accordance with the terms, provisions and conditions set forth in the Agreement.
B.    Sellers and Buyer desire to amend the Agreement as more particularly set forth herein.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1.    Definitions. All initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement unless the context clearly indicates otherwise.
2.    Purchase Price. Section 2.1 of the Agreement is hereby amended such that the Purchase Price shall mean Sixteen Million One Hundred and Fifty Thousand and No/100 Dollars ($16,150,000.00). From and as of the date of this Amendment, all references to the “Purchase Price” shall mean the Purchase Price as defined by this Amendment.
3.    Title Objection Deadline. Section 4.1.1 of the Agreement is hereby amended such that the Title Objection Deadline shall mean 2:00 p.m. Pacific time on November 14, 2014. From and as of the date of this Amendment, all references to the “Title Objection Deadline” shall mean the Title Objection Deadline as defined by this Amendment. Further Section 4.1.1 of the Agreement is hereby amended such that in the event Buyer provides Sellers Buyer’s Disapproval Notice prior to the Title Objection Deadline, Sellers shall have until

November 17, 2014, in Sellers’ discretion, to elect by written notice to Buyer whether to eliminate or cure such matters as referenced in Buyer’s Disapproval Notice. Seller’ lack of response shall be deemed Sellers’ election not to cure any matters disapproved by Buyer. In the event Buyer fails to timely provide a Buyer’s Disapproval Notice, Buyer shall be deemed to have approved all title and survey matters. Sellers’ agreement to attempt to remove such disapproved items shall not be deemed an agreement by Sellers to remove such disapproved items nor shall Sellers failure to remove such disapproved items, for any reason whatsoever, be considered or deemed a default by any Seller under, or a breach by any Seller of, the terms of this Agreement. Buyer shall have until 2:00 p.m. Pacific time on November 19, 2014 to either (X) terminate this Agreement (in which case the Escrow and the rights and obligations of the parties hereunder shall terminate and, if Buyer is not in default hereunder, the Earnest Money Deposit, plus all accrued and unpaid interest thereon, but less the Independent Consideration, shall be returned to Buyer) or (Y) agree to accept title to the Project subject to the disapproved matters that Sellers cannot, or will not, remove. In the absence of notice from Buyer pursuant to (Y) above, Buyer shall be deemed to make an election under (Y) above.
4.    Ratification. The Agreement, as amended hereby, is hereby ratified and deemed to be in full force and effect. From and as of the date of this Amendment, all references to the “Agreement” shall mean the Agreement as amended by this Amendment. Except as amended hereby, all other terms and conditions of the Agreement, as amended shall remain unchanged, and shall be in full force and effect. Should any of the terms of the Agreement conflict with this Amendment, then the terms of this Amendment shall control.
5.    Successors and Assigns. This Amendment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.
6.    Counterparts. Sellers and Buyer each, for themselves, hereby represent and warrant that the parties and persons executing this Amendment below are duly authorized to execute and bind the respective parties hereto. Buyer and Sellers further acknowledge that this Amendment may be executed in counterparts and exchanged by facsimile or electronic mail transmission, and that the facsimile or electronic mail copies of each party’s respective signature shall be binding as if the same were an original signature. All counterparts shall be construed together and shall constitute one agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

“Sellers”	IRA HOLDINGS II, LLC, a Delaware limited liability company By: Net Lease Income Fund I, LLC Its: Managing Member By: IRA Realty Capital, LLC Its: Manager
By: /s/ Samir M. Patel
Name: Samir M. Patel
Its: Authorized Signer

IRA MOUNT DORA, LLC, a Delaware limited liability company By: IRA Medical Partners, LLC Its: Managing Member By: IRA Capital Advisors, LLC Its: Manager
By: /s/ Samir M. Patel
Name: Samir M. Patel
Its: Authorized Signer

IRA MT. CARMEL, LLC, a Delaware limited liability company By: IRA Medical Partners, LLC Its: Managing Member By: IRA Capital Advisors, LLC Its: Manager By: /s/ Samir M. Patel Name: Samir M. Patel
Its: Authorized Signer

“Buyer”
GAHC3 Mount Olympia MOB Portfolio, LLC,
a Delaware limited liability company

By: Griffin-American Healthcare REIT III
         Holdings, LP, a Delaware limited partnership,
         Its Sole Member,

         By: Griffin-American Healthcare REIT III,
                  Inc., a Maryland corporation,
                  Its General Partner

                   By:  /s/ Shannon K S Johnson
                          Shannon K S Johnson
                          Chief Financial Officer

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